EXHIBIT 99.2

Supplemental Information from the Preliminary Offering Memorandum dated June 16, 2014
NON-GAAP FINANCIAL MEASURES
The following is a presentation of certain non-GAAP financial measures, Adjusted Net Income attributable to EZCORP, Inc. and Adjusted Earnings per Share attributable to EZCORP, Inc., along with a reconciliation to net income and earnings per share.

	Fiscal Year Ended September 30,						Twelve Months Ended March 31,
	2008	2009	2010	2011	2012	2013	2014
	(Dollars in Thousands, except Earnings per Share)
Reconciliation (a)
Net Income attributable to EZCORP, Inc.	$52,429	$68,472	$97,294	$122,159	$143,708	$34,077	$(60)
Albemarle & Bond income / (loss) (2013 and 2014 adjustment only)	—	—	—	—	—	1,518	(1,293)
One-time discontinued operations charges (3Q13)	—	—	—	—	—	(20,006)	(20,006)
Albemarle & Bond impairment charge (4Q13 and 2Q14)	—	—	—	—	—	(28,429)	(34,118)
Gain on US Pawn asset sale (2Q14)	—	—	—	—	—	—	4,770
Executive Chairman retirement benefit (2Q14)	—	—	—	—	—	—	(5,440)
Adjusted Net Income attributable to EZCORP, Inc.	$52,429	$68,472	$97,294	$122,159	$143,708	$80,994	$56,026
Weighted average shares outstanding diluted	43,327	48,076	49,576	50,369	51,133	53,737	54,378
Earnings per Share (reported)	$1.21	$1.42	$1.96	$2.43	$2.81	$0.63	$0.00
Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc.	$1.21	$1.42	$1.96	$2.43	$2.81	$1.51	$1.03

	Quarterly Period Ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
	(Dollars in Thousands, except Earnings per Share)
Reconciliation (a)
Net Income attributable to EZCORP, Inc.	$30,717	$33,981	$(5,881)	$(24,470)	$22,569	$7,992
Albemarle & Bond income / (loss) (2013 and 2014 adjustment only)	1,253	737	964	(1,437)	(820)	—
One-time discontinued operations charges (3Q13)	—	—	(20,006)	—	—	—
Albemarle & Bond impairment charge (4Q13 and 2Q14)	—	—	—	(28,429)	—	(5,689)
Gain on US Pawn asset sale (2Q14)	—	—	—	—	4,422	347
Executive Chairman retirement benefit (2Q14)	—	—	—	—	—	(5,440)
Adjusted Net Income attributable to EZCORP, Inc.	$29,464	$33,244	$13,161	$5,126	$18,967	$18,773
Weighted average shares outstanding diluted	52,112	54,252	54,255	54,310	54,362	54,586
Earnings per Share (reported)	$0.59	$0.63	-$0.11	-$0.46	$0.42	$0.15
Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc.	$0.57	$0.61	$0.24	$0.09	$0.35	$0.34

(a) Adjusted Net Income attributable to EZCORP, Inc. and Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc. may not comply with the SEC’s rules governing the presentation of non-GAAP financial measures in filings with the SEC. Such measurements are not prepared in accordance with GAAP. The non-GAAP information provided is used by our management and may be determined in a manner that is inconsistent with the methodologies used by other companies. We define Adjusted Net Income and Adjusted Earnings per Share as reported Net Income to EZCORP, Inc. and reported EPS attributable to EZCORP, Inc., less non-recurring or unusual items, including expenses/charges related to organizational changes like discontinued operations, non-operating items related to our Board of Directors, unscheduled material events, unusual earnings from non-controlled affiliate investments and non-cash writedowns of affiliate investments. Management believes the use of non-GAAP measures assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. Adjusted Net Income attributable to EZCORP, Inc. and Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc. provide a supplemental presentation of our operating performance. Adjusted Net Income attributable to EZCORP, Inc. and Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc.: (i) do not represent net income or cash flows from operating activities as defined by GAAP; (ii) are not necessarily indicative of cash available to fund our cash flow needs; and (iii) should not be considered as alternatives to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP. Our management believes that net income and earnings per share are the most directly comparable GAAP measures to Adjusted Net Income attributable to EZCORP, Inc. and Adjusted Earnings (Loss) per Share attributable to EZCORP, Inc. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.